Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 27, 2015 in Amendment No. 1 to the Registration Statement (Form S-1) and related Prospectus of Pieris Pharmaceuticals, Inc. for the registration of 27,321,870 shares of its common stock.

/s/ Dr. Napolitano	/s/ Richter
Wirtschaftsprüfer	Wirtschaftsprüfer
[German Public Auditor]	[German Public Auditor]

Ernst & Young GmbH

Wirtschaftsprüfungsgesellschaft

Munich, Germany

April 20, 2015